UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 2, 2021, Stagwell Inc. (the “Company”) announced that it had consummated the previously announced combination of MDC Partners Inc. (“MDC”) and certain subsidiaries of Stagwell Media LP (“Stagwell Media”) pursuant to that certain Transaction Agreement, dated as of December 21, 2020, as amended on June 4, 2021 and July 8, 2021 (the “Transaction Agreement”), by and among Stagwell Media, MDC, New MDC LLC (“New MDC”) and Midas Merger Sub 1 LLC (“Merger Sub”) (the transactions contemplated by the Transaction Agreement, the “Transactions”).

Item 4.01	Change in Auditors

On August 3, 2021, the Audit Committee of the Board of Directors of the Company approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm and the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Deloitte served as the independent auditor of Stagwell Marketing Group, LLC prior to the Transactions. Accordingly, BDO, MDC’s independent registered public accounting firm prior to the Transactions, was dismissed as the Company’s independent registered public accounting firm effective upon the completion of BDO’s review of the financial statements of MDC as of and for the periods ended June 30, 2021.

The audit report of BDO on MDC’s financial statements as of December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and December 31, 2019, and the subsequent interim period through August 3, 2021, there were (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness in internal controls in MDC’s financial statements for the fiscal year ended December 31, 2019.

During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through August 3, 2021, neither the Company nor anyone on the Company’s behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is describe in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of disclosures it is making in this Form 8-K and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above. A copy of BDO’s letter dated August 9, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

On August 3, 2021, the Board of Directors of the Company (the “Board”) appointed Eli Samaha as a director at the recommendation of the Nominating and Corporate Governance Committee of the Board. Mr. Samaha had been named by Stagwell Media as a director designee to be nominated to the Board pursuant to the terms of the Transaction Agreement. In addition, Mr. Samaha replaced Irwin Simon as a member of the Audit Committee of the Board, and Secretary Rodney Slater replaced Ambassador Charlene Barshefsky as a member of the Nominating and Corporate Governance Committee, in each case, upon the recommendation of the Nominating and Corporate Governance Committee of the Board.

Mr. Samaha, 35, is the Founder and Managing Partner of Madison Avenue Partners, LP, a value-focused investment manager whose partners include leading university endowments, hospital systems, and philanthropic foundations. Prior to founding Madison, Mr. Samaha was a Partner at Newtyn Management and held roles at KPS Capital Partners and GSC Group. He received a bachelor’s degree in Mathematics from Dartmouth College.

Mr. Samaha is expected to receive compensation commensurate with the compensation of the Company’s existing non-management directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	BDO USA, LLP Letter to the Securities Exchange Commission

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021

STAGWELL INC.

By:	/s/ Frank Lanuto
Frank Lanuto
Chief Financial Officer